UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): December 21, 2020

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NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-11038	41-0857886
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4201 Woodland Road P.O. Box 69 Circle Pines, Minnesota	55014
(Address of principal executive offices)	(Zip Code)

(763) 225-6600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.02 per share	NTIC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 21, 2020, Northern Technologies International Corporation (the “Company”) and PNC Bank, National Association (“PNC Bank”) entered into an amendment (the “Amendment”) to the loan agreement dated as of January 10, 2011 between the Company and PNC Bank, as amended (as amended, the “Loan Agreement”) relating to the Company’s $3,000,000 revolving line of credit with PNC Bank (the “Line of Credit”) and the Company issued an amended and restated promissory note thereunder (the “Amended Note”). Pursuant to these amendments:

(a)	the rate at which amounts outstanding under the Line of Credit bear interest was revised to equal (i)(A) a per annum rate equal to the London Interbank Offered Rate (“LIBOR”) for a one month period determined and applied each business day until the next business date, or if greater (B) 75 basis points (0.75%), plus (ii) 325 basis points (3.25%);

(b)	a provision was added to include a mechanism for determining an alternative rate of interest in the event LIBOR is no longer available or in certain other circumstances which are determined to make using an alternative rate desirable;

(c)	the maturity date of the Line of Credit was extended to January 7, 2022;

(d)	the fixed charge coverage ratio financial covenant was revised to be required to be maintained only as of the end of each fiscal year at a ratio of 1.10:1.0, the same ratio as previously in effect. The definition of “Fixed Charge Coverage Ratio” was amended to delete the effects of changes to paid-in capital on stockholders’ equity and delete references to payments under all capital leases. The related definition of “EBITDA” was amended to delete the effect of non-cash reductions or increases in net income and the related definition of “Current Maturities” was amended to delete the reference to the phrase “as current maturities”; and

(e)	the automatic sweep by PNC Bank of the Company’s checking account and the automatic advance from the Line of Credit to the Company’s checking account were terminated.

Except as described above, the other material terms of the Line of Credit and Loan Agreement with PNC Bank and other related documents were not affected by the foregoing described amendments.

The foregoing description is qualified in its entirety by reference to the Amendment and Amended Note, copies of which are filed as exhibits to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
10.1	Amendment to Loan Documents dated as of December 21, 2020 by and between Northern Technologies International Corporation and PNC Bank, National Association (filed herewith)
10.2	Amended and Restated Revolving Line of Credit Note dated as of December 21, 2020 issued by Northern Technologies International Corporation to PNC Bank, National Association (filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN TECHNOLOGIES
INTERNATIONAL CORPORATION

	By:	/s/ Matthew C. Wolsfeld
Matthew C. Wolsfeld
Chief Financial Officer and Corporate Secretary

Date: December 29, 2020